Exhibit 99.1

        PRESS RELEASE

             HITTITE MICROWAVE CORPORATION REPORTS FINANCIAL RESULTS
                          FOR THE THIRD QUARTER OF 2005

        CHELMSFORD, MA - October 27, 2005 - Hittite Microwave Corporation (NASDAQ: HITT) today reported revenue for the third quarter ended September 30, 2005 of $21.2 million, representing an increase of 32.5% over $16.0 million for the third quarter of 2004 and an increase of 12% over $18.9 million for the second quarter of 2005. Net income attributable to common stockholders for the quarter was $5.0 million, or $0.17 per diluted share, an increase of 51.9% over net income attributable to common stockholders of $3.3 million, or $0.12 per diluted share, for the corresponding period of 2004, and an increase of 18.5% over $4.2 million, or $0.16 per diluted share, for the second quarter of 2005.

        "We had a strong third quarter with growth in both revenue and earnings, compared with a year ago" said Stephen Daly, President and CEO. "During the quarter we added 26 new products across six of our 10 product lines, increasing our portfolio to 376 standard products. In July, we achieved a strategic milestone in successfully completing our initial public offering. On August 30, we acquired Q-Dot, an analog and mixed-signal research and development company with high speed data acquisition integrated circuit and system design expertise, which we will integrate into our long term product strategy."

        Revenue from customers in the United States was $12.0 million, or 57% of the company's total revenue, and revenue from customers outside the United States was $9.2 million, or 43% of total revenue, compared with 49% and 51%, respectively, for the third quarter of 2004. Gross margin for the third quarter of 2005 was 69.5%, compared with 64.4% for the third quarter of 2004 and 66.4% for the second quarter of 2005. The year-over-year gross margin improvement was primarily the result of lower manufacturing costs. Operating expenses for the third quarter of 2005 were $7.0 million, including a charge of $1.8 million, or $0.04 per diluted share, for in-process research and development related to the acquisition of Q-Dot. Cash and cash equivalents at the end of the third quarter were $52.9 million, an increase of $21.6 million from the second quarter of 2005, after giving effect to the cash dividend paid during the third quarter to shareholders of record on June 24, 2005 and receipt of the net proceeds from the company's initial public offering in July 2005.

        BUSINESS OUTLOOK
        The company currently expects revenue for the fourth quarter ending December 31, 2005 to be in the range of $21.5 million to $22.5 million and net income to be in the range of $5.4 million to $5.7 million, or $0.18 to $0.19 per diluted share.

        WEBCAST AND TAPED REPLAY
        The company will host a conference call to discuss its financial results at 5:00 p.m. EDT on Thursday, October 27, 2005. A live webcast of the call will be available online on the Hittite Microwave website. To listen to the live webcast, go to the Investor Relations page of the Hittite Microwave web site at www.hittite.com and click on the webcast icon located under the Events Calendar. A telephonic replay of the call also will be available for one week after the live call by dialing (719) 457-0820, access code 4461022. Following the call, a webcast replay will also be available by visiting the Investor Relations page at www.hittite.com.

        ABOUT HITTITE MICROWAVE CORPORATION
        Hittite Microwave is an innovative designer and developer of high performance integrated circuits, or ICs, modules and subsystems for technically demanding radio frequency, or RF, microwave and millimeterwave applications. Products include amplifiers, attenuators, frequency dividers and detectors, frequency multipliers, mixers and converters, modulators, oscillators, sensors and switches. Hittite's products are used in a variety of applications and end markets including automotive, broadband, cellular infrastructure, fiber optic, microwave and millimeterwave communications, military, space, and test and measurement. The company utilizes radio frequency integrated circuits (RFIC), monolithic microwave integrated circuits (MMIC), multi-chip modules (MCM) and microwave integrated circuit (MIC) technologies. The company is headquartered in Chelmsford, MA.

        "SAFE HARBOR STATEMENT" UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
        Statements in this press release regarding Hittite Microwave Corporation that do not relate to historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any statements regarding our expectations as to future levels of revenue and earnings per share. Readers are cautioned that these forward-looking statements are subject to risks and uncertainties and are only predictions and actual future events and results may differ materially from these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: market acceptance of our new products; our ability to assess market requirements accurately; our success in maintaining the business of our significant customers; our ability to keep pace with new semiconductor processes; regulatory, operational, financial and political risks inherent in operating internationally; competition within the semiconductor industry; product returns and warranty claims; our ability to manage our growth and costs effectively; protection of our intellectual property; the growth and fiscal strength of our end markets; and other risks and uncertainties that are discussed under "Risk Factors" in our Registration Statement on Form S-1, File Number 333-124664, and in our Quarterly Report on Form 10-Q, each as filed with the Securities and Exchange Commission.

        Contact:  William W. Boecke, Chief Financial Officer 978-250-3343

Hittite Microwave Corporation
Consolidated Balance Sheet

------------------------------------------------------------------------------------------------------------
(In thousands)                                                                Sept. 30, 2005   Dec. 31, 2004
------------------------------------------------------------------------------------------------------------
                                                                                (unaudited)      (audited)
Assets              Current assets:
                       Cash and cash equivalents                              $       52,860   $      24,548
                       Accounts receivable, net                                       13,077          10,119
                       Inventory, net                                                  4,592           5,437
                       Deferred costs                                                    348             276
                       Prepaid expenses and other current assets                         646             291
                       Deferred taxes                                                  1,188           1,188
                    ----------------------------------------------------------------------------------------
                          Total current assets                                        72,711          41,859

                    Property and equipment, net                                       13,122          13,225
                    Other assets                                                         565             147
                    ----------------------------------------------------------------------------------------
                    Total assets                                              $       86,398   $      55,231
                    ----------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

Liabilities,        Current Liabilities:
Redeemable             Current portion of long-term debt                      $          366   $         366
Convertible            Accounts payable                                                1,543           2,244
Preferred Stock and    Accrued expenses                                                3,249           2,689
Stockholders'          Taxes payable                                                     120             630
Equity                 Deferred revenue and customer advances                          3,123           2,939
                    ----------------------------------------------------------------------------------------
                          Total current liabilities                                    8,401           8,868

                    Long-term debt                                                       305             579
                    Deferred taxes                                                     1,470           1,470
                    ----------------------------------------------------------------------------------------
                    Total liabilities                                                 10,176          10,917

                    Redeemable convertible preferred stock                                 -          20,591

                    Stockholders' equity:
                       Common stock                                                      286             223
                       Additional paid-in capital                                     74,201              23
                       Accumulated other comprehensive income (loss)                      (5)             57
                       Deferred compensation                                            (416)              -
                       Retained earnings                                               2,251          23,420
                       Treasury stock                                                    (95)              -
                    ----------------------------------------------------------------------------------------
                          Total stockholders' equity                                  76,222          23,723
                    ----------------------------------------------------------------------------------------
                    Total liabilities, redeemable convertible preferred
                     stock and stockholders' equity                           $       86,398   $      55,231
                    ----------------------------------------------------------------------------------------

Hittite Microwave Corporation
Consolidated Statement of Operations

-----------------------------------------------------------------------------------------------------------------------------
                                                                        Three Months Ended             Nine Months Ended
                                                                           September 30,                 September 30,
                                                                    ---------------------------   ---------------------------
(In thousands except per-share data)                                    2005           2004           2005            2004
-----------------------------------------------------------------------------------------------------------------------------
                                                                     (unaudited)    (unaudited)    (unaudited)    (unaudited)
Revenue                                                             $     21,186   $     15,986   $     57,949   $     44,726
Cost of revenue                                                            6,466          5,694         18,852         16,575
-----------------------------------------------------------------------------------------------------------------------------
   Gross profit                                                           14,720         10,292         39,097         28,151
                                                                            69.5%          64.4%          67.5%          62.9%
-----------------------------------------------------------------------------------------------------------------------------
Operating expenses:
   Research and development                                                2,727          1,807          7,649          5,392
   Selling and marketing                                                   1,855          1,825          6,302          5,625
   General and administrative                                                695            959          2,181          2,245
   In-process research and development                                     1,778              -          1,778              -
-----------------------------------------------------------------------------------------------------------------------------
      Total operating expenses                                             7,055          4,591         17,910         13,262
-----------------------------------------------------------------------------------------------------------------------------
Income from operations                                                     7,665          5,701         21,187         14,889
                                                                            36.2%          35.7%          36.6%          33.3%

Interest and other income, net                                               332             33            636             87
-----------------------------------------------------------------------------------------------------------------------------
Income before income taxes                                                 7,997          5,734         21,823         14,976

Provision for income taxes                                                 2,879          2,063          7,858          5,390
-----------------------------------------------------------------------------------------------------------------------------
Net income                                                                 5,118          3,671         13,965          9,586

Accretion on redeemable convertible preferred stock                          120            381            944          1,144
-----------------------------------------------------------------------------------------------------------------------------
Net income attributable to common stockholders                      $      4,998   $      3,290   $     13,021   $      8,442
-----------------------------------------------------------------------------------------------------------------------------
Basic earnings per share attributable to common stockholders        $       0.18   $       0.13   $       0.51   $       0.34
Shares used in calculation of basic earnings per share  (Note 1)          26,908         22,246         23,914         22,239
-----------------------------------------------------------------------------------------------------------------------------
Diluted earnings per share attributable to common stockholders      $       0.17   $       0.12   $       0.47   $       0.32
Shares used in calculation of diluted earnings per share  (Note 1)        28,506         23,894         25,599         23,578

Note 1: All share and per share data give effect to a 1.874-for-one stock split effected on June 29, 2005.